Exhibit 10.1

BURTON HILLS III

SIXTH AMENDMENT TO LEASE AGREEMENT

This Sixth Amendment to Lease Agreement is, entered into as of the 27th day of December 2012, by Burton Hills III Investments, a Tennessee general partnership and successor by sale to Burton Hills III Partners LLP (hereinafter called “Landlord”) and AmSurg Corporation, Inc., a Tennessee corporation (hereinafter called “Tenant”).

WITNESSETH:

Whereas, the parties hereto did, on the 24th day of February 1999, enter into a Lease Agreement whereby Landlord leased to Tenant a certain portion of space in Burton Hills III Office Building in Nashville, Tennessee (hereinafter called the “Original Lease”).

Whereas, the parties hereto did, on the 27th day of June 2001, enter into a First Amendment to Lease Agreement whereby Landlord leased to Tenant an additional portion of space in Burton Hills III Office Building in Nashville, Tennessee (the “First Amendment”).

Whereas, the parties hereto did, on the 31st day of January 2003, enter into a Second Amendment to Lease Agreement whereby Landlord leased to Tenant an additional portion of space in Burton Hills III Office Building in Nashville, Tennessee (the “Second Amendment”; the Original Lease, the First Amendment and the Second Amendment being hereinafter collectively referred to as the “Lease”).

Whereas, the parties hereto did, on the 1st day of September 2003, enter into a Third Amendment to Lease Agreement whereby Landlord leased to Tenant an additional portion of space in Burton Hills III Office Building in Nashville, Tennessee (the “Third Amendment”).

Whereas, the parties hereto did, on the 31st day of October 2003, enter into a Fourth Amendment to the Lease Agreement whereby Landlord leased to Tenant an additional portion of space in Burton Hills III Office Building in Nashville, Tennessee and increase the Term of the Lease from ten (10) years to fifteen (15) years (the “Fourth Amendment; Original Lease, the First Amendment, Second Amendment, the Third Amendment and the Fourth Amendment being hereinafter collectively referred to as the “Lease”).

Whereas, the parties hereto did, on the 9th day of November 2012, enter into a Fifth Amendment to the Lease Agreement whereby Landlord and Tenant agreed to extend the Lease term for a period of Four (4) months until October 31, 2014.

Whereas, it is the desire of Landlord and Tenant to again amend the Lease in order to extend the Lease term for a period of Four (4) additional months.

Now, therefore, for and in consideration of the promises and covenants contained herein, the monetary considerations referred to and other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.	Lease Extension: Landlord and Tenant agree to extend the Lease for a period of four (4) months (the Extension Period) beyond the current termination date of October 31, 2014. The new termination date of the Lease shall be February 28, 2015.

2.	Revised Base Rent Payments: Effective July 1, 2014 Section 1.02 D, Minimum Annual Rent, shall be amended to reflect the following Lease rate for the Extension Period:

TERM	Rate / RSF	Monthly Base Rent
July 1, 2014 – February 28, 2015	$27.50	$101,112.92

3.	Revised Section 2.05 of the Original Lease: Landlord and Tenant hereby agree that that the first sentence of Section 2.05 shall be replaced with the following:

“If Tenant holds over after the expiration or earlier termination of this Lease with the consent of the Landlord, Tenant shall become a tenant from month to month at two hundred (200%) of Tenant’s then current rental rate including any additional rent for the Leased Premises in effect upon the date of such expiration or earlier termination (subject to adjustment as provided in Article 3 hereof and prorated on a daily basis), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable.”

4.	Controlling Provisions. To the extent the provisions of this Fifth Amendment are inconsistent with the Lease, the terms of this Fifth Amendment shall control.

5.	Authority. Landlord and Tenant affirm and covenant that each has the authority to enter into this Fifth Amendment and to abide by the terms hereof, and that the signatories hereto are authorized representatives of their respective entities empowered by their respective entities to execute this Fifth Amendment.

6.	Force and Effect. Except as expressly amended and modified herein, all other terms, covenants and conditions of the Lease shall remain in full force and effect.

7.	Successors and Assigns. The conditions, covenants and agreements contained herein shall be binding upon the parties hereto and their respective successors and assigns.

[END OF TEXT; SIGNATURES APPEAR ON THE FOLLOWING PAGE]

In Witness Whereof, the parties hereto have executed this Agreement on the day and year first above written.

TENANT:
AMSURG CORPORATION

BY:	/s/ Christopher R. Kelly

TITLE:	Vice President

LANDLORD:
BURTON HILLS INVESTMENTS

BY:	/s/ Chuck Archerd

TITLE:	Managing Partner

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